UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

CESCA THERAPEUTICS INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

      Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 18, 2019, Cesca Therapeutics Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor (the “Offering”) 4,444,444 pre-funded warrants of the Company’s common stock for a purchase price of $0.17 per pre-funded warrant.

Each pre-funded warrant is immediately exercisable for one share of common stock at an exercise price of $0.01 per share and will remain exercisable until exercised in full. A holder of a pre-funded warrant will not have the right to exercise any portion of its warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation, although any increase will not be effective until the 61st day after a notice of increase is delivered to the Company and the holder may not increase the Beneficial Ownership Limitation in excess of 9.99%.

The Offering of the pre-funded warrants and the shares of common stock issuable upon the exercise of the pre-funded warrants were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The closing of the Offering was subject to satisfaction of customary closing conditions set forth in the Purchase Agreement and is expected to occur on or around April 24, 2019. The Purchase Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature. Under the Purchase Agreement, the Company agreed to register the resale of the shares of common stock sold in the Offering and the shares of common stock issuable upon exercise of the pre-funded warrants. In addition, subject to certain exceptions, in the event the Company sells or issues any shares of common stock or common stock equivalents during the period beginning on the closing date of the Offering and ending on the date that is one-hundred and eighty-two (182) days following such date, the Company is required to issue each Investor a number of shares of common stock (or additional pre-funded warrants to purchase shares of common stock) equal to the number of shares the Investor would have received had the purchase price for such shares been at such lower purchase price.

The gross proceeds to the Company, excluding the proceeds, if any, from the exercise of the pre-funded warrants, was approximately $755,555.

The foregoing descriptions of the Purchase Agreement and the pre-funded warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and the form of pre-funded warrant, which are attached as Exhibits 4.1 and 10.1 hereto, respectively, and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 4.1 Form of Pre-Funded Warrant.

Exhibit 10.1 Securities Purchase Agreement, dated as of April 18, 2019, between Cesca Therapeutics Inc. and the Purchaser identified on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.
(Registrant)

Dated: April 24, 2019	/s/ Jeffery Cauble
Jeffery Cauble, Principal Financial and Accounting Officer